Exhibit 99

Chairman’s message

April 2, 2007

Dear Shareholder

2006 saw revenue of $493 million and EBITDA of $138 million, increases of 14% and 28% respectively over 2005.  These results were achieved despite closure of two of our properties early in the year for major upgrade.

In common with other leading hotel companies we are well advanced in generating a new profit stream in the form of real estate development tied to our hotels.  In our case we have linked such development to our existing properties rather than new builds, while our competitors tend to concentrate on new builds.  Our largest property development, Cupecoy Village and La Samanna Villas in St. Martin, is now well advanced and should generate excellent returns in the years 2007-2009 with management fee income thereafter.

Our business model calls for us to own or part-own our properties and thus we are able to participate in the increase in real estate values.  We believe our share price is underpinned by those values.  We do not exclude pure management agreements but prefer to have an equity stake.  We intend to continue to pursue this model.

We invested $112 million in improvements to our properties in 2006 (excluding real estate development).  Our experience is that the payback of such investment is rapid, boosting earnings more quickly than for new builds which require time to settle in.  We expect to invest $93 million in our existing properties in 2007, excluding acquisitions.

We differ from most hotel companies in that 13% of our EBITDA comes from tourist trains and river and canal cruising.  We believe we are the industry leader in luxury rail travel and maintain the highest quality vessels in the inland waterway business.  There is considerable scope for expansion in both sectors.

In 2006 we completed the acquisition of the six Pansea properties in Southeast Asia and five of them have considerable scope for expansion.  I am hopeful we will

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be adding to our investments in this region before long.  We are constantly seeking acquisitions which are unique, to add to our portfolio.  Our spread of activities in 25 countries gives us insight into opportunities which we might otherwise not have if our investments were more geographically restricted.

After 13 years with the company, my stepson, Simon Sherwood has decided to step down from his positions of President, CEO and Director.  His notice period expires in August, 2007.  Simon is 46 and felt he wanted a new challenge in the remainder of his business career.  Of course, I was disappointed at his decision but wish him well.  He has done a terrific job in managing the company.  I expect to remain a non-executive director with the title Founder & Director from the time of the next Annual Meeting of Shareholders.  My wife, Shirley Sherwood has played a major supporting role in the company through her development of the gardens at many of our hotel properties, organization of botanical painting courses and editing the Orient-Express Magazine.  Her health does not permit the amount of travel as before so both she and I will play a more limited role in the future, but my experience and effort will be fully available to the new CEO and the board as they may wish.

From my perspective your company is in great shape and has an exciting and rewarding future.

James B. Sherwood

Chairman & Founder

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President’s overview of performance

2006 was another good year for Orient-Express Hotels.  Same store RevPAR grew 11% in local currency (10% in US dollars), EBITDA margin rose by almost 300 basis points, and EBITDA was up 28%.  In addition to strong operating results, we acquired seven hotels and undertook several renovation projects including major works at Reid’s Palace in Madeira.

Europe

Same store RevPAR increased 9% at our European hotels so we enjoyed a strong season.  Italy performed particularly well with EBITDA well ahead at all of our hotels.  This was the first full year for Hotel Caruso Belvedere in Ravello and demand has developed well.  In 2006 average room rate was over $800 and occupancy was 87% so we have pushed prices up for 2007.

Throughout our Italian hotels we have seen a resurgence of US demand combined with growth from some developing markets - particularly Russian guests with their high average spend.  The strongest RevPAR growth was at the Hotel Splendido in Portofino (up 15%) helped by the investment we made to enlarge and improve some of the third floor rooms.  The Villa San Michele in Fiesole, Florence and the Hotel Cipriani in Venice also did well, both up 7%.

In the first quarter we closed Reid’s Palace in Madeira for a major refurbishment including rebuilding the swimming pools and adding a destination spa.  The closure impacted our European results by about $4 million but it has ensured the future success of the hotel and bookings for 2007 currently sit 95% ahead of the comparable 2006 number.  Our other Portuguese hotel, the Lapa Palace in Lisbon showed 12% growth in RevPAR but the market is still very weak and our return on investment remains disappointingly low.  Residential prices are picking up in the city and we have expansion land so we are investigating whether the property might have greater long term value if redeveloped with a residential component.

We have been working hard at the Grand Hotel Europe, in St. Petersburg and have now completely refurbished 120 of the 301 rooms.  EBITDA in 2006 grew by $1.4 million up to $18.8 million and we expect further improvement this year as the benefit of our better room stock kicks in.

There was a marked improvement in demand and results at our two Spanish hotels.  We are working on final permits at the Hotel Ritz in Madrid and our plan would be to commence a major refurbishment during 2008.  At La Residencia in Mallorca we are finishing the eight new suites just in time as bookings are at the strongest level we have ever seen since we acquired the hotel in 2002.

2007 is shaping up well for all our European properties as bookings are 25% up over the same time in 2006.  It has been a long time since we have seen such strong booking patterns and this gives our managers the confidence and opportunity to push prices.  Much of our cost structure in Europe is fixed, as labor contracts are to a large extent controlled by regulation and are therefore less flexible, so higher RevPAR tends to flow through quite efficiently to EBITDA.

In June 2006, we sold to our partner our 49% interest in Harry’s Bar restaurant in London.  Both the business and our investment have proved very successful and the sale of our stake generated $3.3 million after-tax profit.

North America

EBITDA for the region increased 25% for the year on the back of 9% same store RevPAR growth. Maroma Resort and Spa, our hotel on the Mayan Riviera in Mexico that suffered hurricane damage in 2005 had a good year and demand seems stronger than ever for 2007.  While repairing the hurricane damage, we made extensive improvements to the hotel and added eight new beachfront suites.

We have also made improvements at the Windsor Court Hotel in New Orleans which is gradually recovering from the impact of the hurricane that hit that city in 2005 adding several new Club floors with dedicated lounge and bar facilities.  The tourist attractions in New Orleans are largely intact and demand is returning but the city still faces a major challenge as it rebuilds housing and infrastructure.

In February 2006 we acquired a 75% shareholding in Casa de Sierra Nevada located in the historic city of San Miguel Allende, Mexico.  We plan to expand and improve the hotel increasing its size to 60 rooms and work is already underway on the first phase of works.

Our biggest refurbishment project is at El Encanto in Santa Barbara which we have closed for full refurbishment.  It will reopen in 2008 with 91 completely rebuilt rooms, many of which will be cottage suites, plus a new pool, restaurant and spa.  The hotel has beautiful views and historic romantic gardens so we are confident of its success.

Our other businesses in the region, La Sammanna in St. Martin, Charleston Place in Charleston, Keswick Hall in Charlottesville, The Inn at Perry Cabin on Chesapeake Bay, and ‘21’ Club restaurant in New York all generated improved EBITDA so the underlying trend in North America is encouraging.

Rest of the World

The big news in the region is that we completed the acquisition of six hotels in Southeast Asia, the former ‘Pansea’ properties.  In 2004 we formed a relationship with the owners when we made a convertible loan of $8 million in return for rights to buy the group at a future date for a pre-agreed multiple of earnings.  In July 2006 we reached agreement with the owners to accelerate this buyout so we have now acquired their full interest in these very special properties.

Our timing has proved very advantageous as demand for Southeast Asia is growing.  At Jimbaran Puri Bali located on Jimbaran beach in Bali we have already refurbished the hotel and have just reached agreement to lease an adjoining parcel of land that will allow us to expand the hotel adding some larger suites with private pools.  At our other property in Bali, Ubud Hanging Gardens every room already has a private pool.  The hotel opened recently (2005) so only minor adjustments are needed.

Napasai in Thailand on the island of Koh Samui showed excellent growth.  The property has a large tract of expansion land and we are developing plans to add a destination spa and a new bar set out by the ocean in the near future.  We also see potential to add private pools to a number of the units.

We plan similar enhancements to the other three former Pansea hotels, La Résidence d’Angkor in Siem Reap, La Résidence Phou Vao in Luang Prabang and The Governor’s Residence in Yangon.  In step with the improvements we are building international demand for the properties and should be able to significantly increase profitability.

All the excitement over our expansion in Southeast Asia should not detract from the outstanding performance of many other businesses in other parts of the Rest of the World region.  The Copacabana Palace in Rio de Janeiro added $3.1 million to EBITDA (up 31%).  During 2006 we refurbished the former casino facilities of the hotel and reopened them as banqueting rooms.  We are now in the process of building a spa which should open in June 2007.  Demand elsewhere in Latin America was equally buoyant and EBITDA at our Peruvian hotels was up 25% with our Miraflores Park Hotel in Lima particularly strong (EBITDA up about 80%).

Our southern African businesses all had a good year, most notably the Mount Nelson Hotel in Cape Town where EBITDA rose by $1.4 million up to $7 million.  In a few months time construction starts on a spa at the hotel which we expect to lift demand for the hotel and also to attract local residents.

In Australia we saw some improvement but results remain disappointing.  We continue to work on our rate strategy to try and lift prices particularly at our beautiful Observatory Hotel in Sydney.  Occupancy at hotels in the city has recovered so we hope that room rates will follow in 2007.

Real Estate

Since the fourth quarter of 2006 we have started to separate out real estate development earnings in recognition of the importance of this business activity and its expected earnings in 2007 and beyond.  Our largest projects underway are on the island of St. Martin where we own La Samanna.  On the Dutch side of the island we have our Cupecoy development under construction which includes 180 condominiums many of which are pre-sold.  On the French side we have seven major La Samanna Villas under construction.  We put five of these on the market early this year and had buyers and deposits for all of them within weeks at prices of $5-7 million per villa.  We have further land available for development on both the French and Dutch sides of the island.

In 2006, at Keswick in Charlottesville, Virginia, we sold 12 home sites and two custom homes around our Arnold Palmer golf course, and have 46 home sites available for sale.  Around the property we have rights to add an additional 75 keys, and have been developing plans to build 28 cottage suites near the hotel.

Early in 2006 we acquired the residual shareholding in Maroma Resort and Spa on the Mayan Riviera and also contracted to buy an adjoining parcel of land with the potential for 25-30 major villas.  In 2007 we plan to start construction of the first villa so that we can get the full project underway in 2008.

Included in our acquisition of Napasai in Thailand were several villas already constructed and available for sale plus a large tract of expansion land so this adds further growth potential for the real estate arm of our business.

Trains and Cruises

These businesses are performing well as EBITDA in 2006 increased 19% to $18.3 million.  They also add a special touch of romance and glamor to our portfolio.

The largest contributor was PeruRail (up 17%) buoyed by the success of our luxury Hiram Bingham train which runs between Cuzco and Machu Picchu.  Our brand flagship the Venice Simplon-Orient-Express that runs predominantly between London and Venice also had a very strong year.  We invested $8 million in new wheel sets to give this historic train a smoother ride and results appear to justify the investment as EBITDA in 2006 grew to $4.9 million (up 14%).

Most exciting is the bookings outlook for 2007.  For our trains and cruises portfolio in total, booked revenue currently sits over 30% ahead of the same time last year.

Outlook for 2007

For the industry as a whole very little supply is coming on-line over the next few years.  This is largely because of a “hole” in the stream of new hotel projects that appeared post 9/11 due to lower demand and limited availability of finance at the time.

On the demand side there is bright news.  During 2006 we saw recovery of US outbound business particularly to Europe and our bookings data would suggest that this is set to continue.  We are beginning to see growth in some of the core European markets and are particularly hopeful for the German market (German guests used to be the second largest outbound tourist market in the world).  To this we can add exciting pockets of demand from newer markets such as Russia.  All of this gives a very broad platform for demand growth over the next few years.

Recent acquisition activity and the general increase in share prices of lodging companies (including ours) appear to indicate that the benevolent outlook for the industry is starting to be recognized more widely.  There is always the chance of some major economic slowdown or other cataclysmic event but the best bet must be on situations where the supply and demand fundamentals are good — as they are for the travel industry.

It is interesting to hear so many investors talking about the importance of owning real estate.  The strategy of Orient-Express Hotels has long been that of both owning and managing.  At this stage in the cycle that appears to be where much of the “smart money” is focused.

Simon M C Sherwood

President & CEO

Management evaluates the operating performance of the Company’s segments on the basis of segment EBITDA (net earnings adjusted for interest expense, foreign currency, tax, depreciation and amortization) and believes that segment EBITDA is a useful measure of operating performance because segment EBITDA is not affected by non-operating factors such as leverage and the historic cost of assets.  EBITDA is a financial measure commonly used in the Company’s industry.  Our segment EBITDA, however, may not be comparable in all instances to EBITDA as disclosed by other companies.  Segment EBITDA should not be considered as an alternative to earnings from operations or net earnings (as determined in accordance with U.S. generally accepted accounting principles) as a measure of the Company’s operating performance, or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with U.S. generally accepted accounting principles) as a measure of the Company’s ability to meet cash needs.

This report contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding earnings outlook, investment plans and similar matters that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the report, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, realization of hotel bookings and reservations and planned property development sales as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion or development projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, uncertainty of recovering on insurance claims for property damage and lost earnings, changing global and regional economic conditions, and legislative, regulatory and political

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developments.  Further information regarding these and other factors is included in the filings by the Company with the U.S. Securities and Exchange Commission.

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